Exhibit 5.1

February 5, 2008

nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, Florida  33619

Re:	nFinanSe Inc. — Amendment No. 1 on Form S-1 to Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to nFinanSe Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of an amendment on Form S-1 (“Amendment No. 1”) to the registration statement on Form SB-2 (the “Amended Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).  The Amended Registration Statement relates to the proposed offering and sale by the selling stockholders named in the Amended Registration Statement of up to 2,195,028 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable upon the exercise of outstanding warrants (the “Warrants”).

In connection with this opinion letter, we have examined Amendment No. 1, the Amended Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized and, if and when issued pursuant to the exercise of the Warrants in accordance with their respective terms, will be, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Nevada Revised Statutes and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Amended Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Amended Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP

1-PH/2817581.3